UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2012

Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2012, Jefferies Group, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc. whereby the Company agreed to sell $200 million aggregate principal amount of its 6.875% Senior Notes due 2021 (the “Notes”) pursuant to the Company’s Shelf Registration Statement on Form S-3, as amended (File No. 333-160214). The closing occurred on April 24, 2012. The Notes were offered as additional notes under an indenture, as supplemented by a supplemental indenture, pursuant to which the Company issued $400 million aggregate principal amount of Notes and $150 million aggregate principal amount of Notes on June 28, 2010 and July 19, 2010, respectively.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this report:

Number	Exhibit

4.1	Form of Global Note.

4.2	Officers’ Certificate establishing the terms of the Notes.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Purchase Agreement dated April 19, 2012 between Jefferies Group, Inc. and Jefferies & Company, Inc

23.1	Consent of Opinion of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.

Date: April 24, 2012	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Global Note.

4.2	Officers’ Certificate establishing the terms of the Notes.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Purchase Agreement dated April 19, 2012 between Jefferies Group, Inc. and Jefferies & Company, Inc.

23.1	Consent of Opinion of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1).